                                                                                                                                                                                                        Investor Services

                                                                                                                                  Computershare Trust Company of Canada

                                                                                                                                                               100 University Avenue     Canada

                                                                                                                                                                        Toronto, Ontario     Australia

                                                                                                                                                                                     M5J 2Y1     Channel Islands

                                                                                                                                                        Telephone 1-800-663-9097     Hong Kong

                                                                                                                                                             www.computershare.com     Germany

                                                                                                                                                      Ireland

                                                                                                                                                      New Zealand

                                                                                                                                                      Philippines

                                                                                                                                                      South Africa

                                                                                                                                                                                                        United Kingdom

                                                                                                                                                                                                        USA

August 11, 2003

To:

Alberta Securities Commission

British Columbia Securities Commission

Manitoba Securities Commission

Office of the Administrator, New Brunswick

Securities Commission of Newfoundland

Nova Scotia Securities Commission

Ontario Securities Commission

Registrar of Securities, Prince Edward Island

Commission des valeurs mobilières du Québec

Saskatchewan Securities Commission

Securities Registry, Government of the Northwest Territories

Registrar of Securities, Government of the Yukon Territories

Nunavut Legal Registry

The Toronto Stock Exchange

New York Stock Exchange

Dear Sirs:

Subject:           Goldcorp Inc.

We confirm that the following English material was sent by pre-paid mail on August 7, 2003, to the registered shareholders of common shares of the subject Corporation who requested to receive the interim financial statements:

1.

Second Quarter Interim Report – Six Months Ended June 30, 2003

We also confirm that a copy of the above was mailed to all non-registered shareholders of the subject Corporation whose names appear on the Corporation’s Supplemental Mailing List in compliance with current securities legislation requirements.

In compliance with regulations made under the Securities Act, we are providing this confirmation to you in our capacity as agent for the subject Corporation.

Yours truly,

(Signed)

Mariano Salvador

Assistant Account Manager

Stock Transfer Services

(416) 263-9529

(416) 981-9800 Fax